EXHIBIT 99.1
                                                                     PAGE 1 OF 2

ITEM 12 Security Ownership of Certain Beneficial Owners

As of December 31, 1998, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

  TITLE             NAME AND ADDRESS              AMOUNT OF BENEFICIAL
 OF CLASS         OF HOLDERS OF RECORD       OWNERSHIP (ORIGINAL PRINCIPAL)   % CLASS
 --------         --------------------       ------------------------------   -------
Class A-1    Cede & Co.                             $205,079,000.00             100%
             55 Water Street
             New York, New York 10041

Class A-2    Cede & Co.                             $514,190,000.00             100%
             55 Water Street
             New York, New York 10041

Class B      Cede & Co.                              $47,951,000.00             100%
             55 Water Street
             New York, New York 10041

Class C      Cede & Co.                              $58,046,000.00             100%
             55 Water Street
             New York, New York 10041

Class D      Cede & Co.                              $60,570,000.00             100%
             55 Water Street
             New York, New York 10041

Class E      Cede & Co.                              $37,856,000.00             100%
             55 Water Street
             New York, New York 10041

Class F      Cede & Co.                              $12,619,000.00             100%
             55 Water Street
             New York, New York 10041

Class G      Citibank, N.A.                          $25,238,000.00             100%
             c/o Jeff Tol
             399 Park Avenue, 3rd Floor
             New York, New York 10043

Class H      Citibank, N.A.                          $7,571,000.00              100%
             c/o Jeff Tol
             399 Park Avenue, 3rd Floor
             New York, New York 10043

Class J      Citibank, N.A.                          $15,143,000.00             100%
             c/o Jeff Tol
             399 Park Avenue, 3rd Floor
             New York, New York 10043

                                                                    EXHIBIT 99.1
                                                                     PAGE 2 OF 2

Class K      Citibank, N.A.                          $7,571,000.00              100%
             c/o Jeff Tol
             399 Park Avenue, 3rd Floor
             New York, New York 10043

Class L      CRIIMI MAE Inc.                         $17,666,069.00             100%
             11200 Rockville Pike
             Rockville, MD 20852

Class R-I    Cede & Co.                                   -0-                   100%
             55 Water Street
             New York, New York 10041

Class R-II   Cede & Co.                                   -0-                   100%
             55 Water Street
             New York, New York 10041

Class R-III  Cede & Co.                                   -0-                   100%
             55 Water Street
             New York, New York 10041

Class X      Cede & Co.                            $1,009,500,069.00            100%
             55 Water Street
             New York, New York 10041


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